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                                                                    EXHIBIT 10.9

                                 Promissory Note
                                   (Term Loan)

$10,000,000                                                     Atlanta, Georgia
                                                                   June 17, 2005

           THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY HAVE BEEN SUBORDINATED TO CERTAIN OBLIGATIONS OF THE MAKER PURSUANT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT BETWEEN WILLIAM G. MILLER AS JUNIOR AGENT, AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SENIOR LENDER, AS AMENDED FROM TIME TO TIME.


        FOR VALUE RECEIVED, MILLER INDUSTRIES, INC., a Tennessee corporation having its principal place of business located in Ooltewah, Tennessee ("Miller") and MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation having its principal place of business located in Ooltewah, Tennessee ("Miller Towing") (Miller and Miller Towing each are referred to as a "Borrower" and collectively, the "Borrowers"), hereby promise to pay to the order of William G. Miller (the "Lender"), in its individual capacity, at 5025 Harrington Road, Alpharetta, Georgia 30022 (or at such other place or places as the Lender may designate in writing) at the times set forth in the Amended and Restated Credit Agreement dated as of July 23, 2001 among the Borrowers, the financial institutions party thereto (collectively, the "Lenders") and the Agent (as amended, supplemented or restated and in effect from time to time, the "Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America in immediately available funds, the principal amount of TEN MILLION DOLLARS ($10,000,000) on the Term Loan Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay accrued but unpaid interest on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in ARTICLE II of the Agreement. All or any portion of the principal amount of the Term Loan may be prepaid or required to be prepaid as provided in the Agreement.

        Each Borrower shall be jointly and severally liable as a primary obligor.

        If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount hereof and accrued but unpaid interest thereon evidenced by this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

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        In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

        Interest hereunder shall be computed as provided in the Agreement.

        This Note is the Term Note referred to in the Agreement evidencing the Existing Term Loan and the New Term Loan and is issued pursuant to the Fifth Amendment and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Term Loan evidenced hereby was made and is to be repaid. The obligations evidenced hereby are secured by the Security Instruments. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

        This Note constitutes an amendment and restatement of that certain Promissory Note dated February 12, 2004 issued by Borrowers to Harbourside in the aggregate principal amount of $4,293,217.14 (the "Prior Note") and this Note is given as a substitution of, and not as a payment of, the Prior Note. The indebtedness evidenced by this Note constitutes a continuation and modification of a portion of that indebtedness outstanding under the Credit Agreement and evidenced by the Prior Note. All of the indebtedness, liabilities and obligations owing by the Borrower under the Prior Note shall continue and be evidenced in part by this Note delivered in partial substitution for, and not payment or novation of, the Prior Note.

        This Note shall be governed by and construed in accordance with the laws of the State of Georgia.

        All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

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        IN WITNESS WHEREOF, each of the Borrowers has caused this Term Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                        MILLER INDUSTRIES, INC.


                                        By: /s/ J. Vincent Mish
                                           -------------------------------------
                                        Name: J. Vincent Mish
                                             -----------------------------------
                                        Title: Chief Financial Officer
                                              ----------------------------------



                                        MILLER INDUSTRIES TOWING EQUIPMENT INC.


                                        By: /s/ J. Vincent Mish
                                           -------------------------------------
                                        Name: J. Vincent Mish
                                             -----------------------------------
                                        Title: Chief Financial Officer
                                              ----------------------------------



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